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                                                                   Exhibit 10.10

                            INDEMNIFICATION AGREEMENT

                  THIS INDEMNIFICATION AGREEMENT (this "Agreement") is dated as of February 28, 1994, by and between General Motors Corporation, a Delaware corporation ("GM"), and American Axle & Manufacturing, Inc., a Delaware corporation ("AAM").


                                    RECITALS

                  WHEREAS, the parties hereto have entered into a certain Asset Purchase Agreement dated as of February 18, 1994 (the "Asset Purchase Agreement") (unless otherwise indicated, capitalized terms used herein have the same meaning as those set forth in the Asset Purchase Agreement); and

                  WHEREAS, pursuant to the terms and conditions of the Asset Purchase Agreement, the parties hereto have agreed to indemnify each other upon the occurrence of certain events;

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AAM and GM agree to certain additional terms and conditions relating to such indemnities as follows:

I.   Conditions of General Indemnification.

                  (a) GM shall indemnify and hold harmless AAM, its shareholders, officers, directors, agents and employees from and against any and all losses, liabilities, damages, demands, claims, suits, actions, judgements or causes of action, assessments, costs and expenses including, without limitation, interest, penalties, reasonable attorneys' fees, any and all reasonable expenses incurred in investigating, preparing or


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defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by AAM, directly or indirectly, as a result of or arising from the following (individually an "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of AAM as the Indemnified Party (as defined below)):

                  (i) Any breach of any of the representations, warranties or agreements made by GM in the Asset Purchase Agreement or the non-performance of any covenant or obligation to be performed by GM thereunder;


                  (ii) Any liability imposed upon AAM relating to the conduct by GM of the operations of the Business on or prior to the date of the Closing, except to the extent such liability may be expressly assumed by AAM pursuant to
Section 3.1 of the Asset Purchase Agreement;

                  (iii) Any misrepresentation in or any omission from any certificate or Exhibit (excluding the Ancillary Agreements) to the Asset Purchase Agreement or other material document furnished or to be furnished by or on behalf of GM under the Asset Purchase Agreement; or

                  (iv) GM's failure to comply with the bulk transfer laws of any state or its misapplication of the proceeds of the purchase price of the Assets and the Business in fraud of its creditors.


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                  (b) AAM shall indemnify and hold harmless GM, its
shareholders, directors, officers, agents and employees from and against any and all Damages asserted against, resulting to, imposed upon, or incurred or suffered by GM, directly or indirectly, as a result of or arising from the following (individually and "Indemnifiable Claim" and collectively "Indemnifiable Claims" when used in the context of GM as the Indemnified Party):

                  (i) Any breach of any of the representations, warranties or agreements made by AAM in the Asset Purchase Agreement or the non-performance of any covenant or obligation to be performed by AAM thereunder;

                  (ii) Any liability imposed upon GM relating to the conduct by AAM of the operations of the Business after the date of the Closing;

                  (iii) Any misrepresentation in or any omission from any certificate or Exhibit (excluding the Ancillary Agreements) the Asset Purchase Agreement or other material document furnished or to be furnished by or on behalf of AAM under the Asset Purchase Agreement; or

                  (iv) The nonperformance or nonpayment by AAM of any of the Assumed Liabilities expressly set forth in Section 3.1 of the Asset Purchase Agreement.

                  (c) Without duplication of Damages, AAM or GM, as the case may be, shall be deemed to have suffered Damages arising out of or resulting from the matters referred to in subsections (a)


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and (b) above if the same shall be suffered by any parent, subsidiary or
Affiliate of AAM or GM, respectively.

II.  Limitations on Indemnification.

                  Rights of indemnification hereunder are subject to the following limitations:

                  (a) AAM shall not be entitled to indemnification hereunder with respect to any Indemnifiable Claim if AAM's Damages relating to such Indemnifiable Claim are less than $300,000 (the "Excluded Amount");

                  (b) Notwithstanding anything to the contrary in subparagraph
(a) above, AAM shall be entitled to indemnification hereunder, if and to the extent that (i) the amount of any Damages asserted against, resulting to, imposed upon, or incurred or suffered by AAM with respect to any Indemnifiable Claim is equal to or in excess of the Excluded Amount (a "Permissible Claim"), and (ii) that aggregate of all Damages with respect to a Permissible Claim (or, if more than one Permissible Claim is asserted, with respect to all Permissible Claims) equals or exceeds $3,000,000, in which event the indemnity provided for in Section I hereof shall be effective with respect to all of such Damages relating to Permissible Claims.

                  (c) Notwithstanding anything to the contrary in subparagraphs
(a) or (b) above, the limitations set forth in subparagraphs (a) and (b) above shall not apply with respect to Indemnifiable Claims under Sections 4.1.4, 10.7, 10.8, or 10.9 or Section V of the Asset Purchase Agreement.


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                  (d) If, prior to the termination of any obligation to
indemnify as explicitly provided in the Asset Purchase Agreement, written notice of a claimed breach is given by the party seeking indemnification including in detail the basis therefor (the "Indemnified Party") to the party from whom indemnification is sought (the "Indemnifying Party") or a suit or action based upon a claimed breach is commenced against the Indemnifying Party, the Indemnified Party shall not be precluded from pursuing such claimed breach or suit or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim, suit or action, by reason of the termination otherwise provided for above.

III. Procedure for Indemnification with Respect to Third Party Claims.

                  (a) If the Indemnified Party determines to seek indemnification under this Article with respect to Indemnifiable Claims resulting from the assertion of liability by third parties, it shall give notice to the Indemnifying Party within forty-five (45) days of the Indemnified Party's becoming aware of any such Indemnifiable claim or of facts upon which any such Indemnifiable Claim will be based; the notice shall set forth such information with respect thereto as is then reasonably available to the Indemnified Party. If any such liability is asserted against the Indemnified Party, and the Indemnified Party notifies the Indemnifying Party thereof, the Indemnifying Party will be entitled, if it so elects by written notice delivered to the Indemnified Party within twenty (20) days after receiving the


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Indemnified Party's notice, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. Notwithstanding the foregoing
(i) the Indemnified Party shall also have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be the expense of the Indemnified Party; (ii) the Indemnified Party shall not have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing; and (iii) the rights of the Indemnified Party to be indemnified hereunder in respect of Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by its failure to give notice pursuant to the foregoing unless, and, if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the parties hereto shall make available to each other all relevant information in their possession material to any such assertion.

                  (b) In the event that the Indemnifying Party, within twenty
(20) days after receipt of the aforesaid notice of an Indemnifiable Claim, fails to assume the defense of the Indemnified Party against such Indemnifiable Claim, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such action on behalf of and for the account and risk of the Indemnifying Party.

                  (c) Notwithstanding anything in this Section III to the contrary, (i) if there is a reasonable probability that an


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Indemnifiable Claim may materially and adversely affect the Indemnified Party, other than as a result of money damages or other money payments, the Indemnified Party shall have the right, at its own cost and expense, to defend, compromise or settle such Indemnifiable Claim; and (ii) the Indemnifying Party shall not, without the Indemnified Party's written consent, settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect thereof unless such settlement, compromise or consent includes as an unconditional term thereof providing for the giving by the claimant or the plaintiff to the Indemnified Party and all affiliates of the Indemnified Party a release from all liability in respect of such Indemnifiable Claim. If the Indemnifying Party can settle such Indemnifiable Claim with a complete release of the Indemnified party and all affiliates for the Indemnified Party for monetary damages only, but the Indemnified Party refuses such settlement, the Indemnifying Party shall not be liable for Damages in excess of the monetary damages of such proposed settlement.

IV. Procedure For Indemnification with Respect to Non-Third Party Claims.

                  In the event that the Indemnified Party asserts that existence of an Indemnifiable Claim (but excluding claims resulting from the assertion of liability by third parties), it shall give written notice to the Indemnifying Party specifying the nature and amount of the claim asserted. If the Indemnifying Party, within ninety(90) days after receiving the notice from the Indemnified Party, shall not give written notice to the


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Indemnified party announcing its intent to contest such assertion of the
Indemnified party, such assertion shall be deemed accepted and the amount of claim shall be deemed a valid Indemnifiable Claim. During the time period set forth in the preceding sentence, the Indemnified Party shall cooperate with the Indemnifying Party in respect of such Claim.

V. Agreement Not Applicable to Environmental Matters.

                  Notwithstanding anything to the contrary contained in this Agreement, Article VI of the Asset Purchase Agreement shall govern the rights and obligations of GM and AAM with respect to all matters related to Environmental Laws. The environmental condition of the Assets or compliance of the Assets with Environmental Laws (hereinafter referred to as "Environmental Matters"), and none of the terms of this Agreement shall be applicable with respect to any Damages asserted against, resulting to, imposed upon, or incurred or suffered by GM or AAM, directly or indirectly, as a result of or arising from Environmental Matters.

VI. Miscellaneous

                  (a) This Agreement and the obligations of the parties hereunder shall not be assignable by either party without the prior written consent of the other party. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

                  (b) Any notices, statements or other communications required or permitted hereunder shall be in writing and shall be


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personally delivered (including courier service) or mailed by certified first-class mail, postage prepaid, to:

                  If to AAM:
                                          American Axle & Manufacturing, Inc.
                                          1840 Holbrook Avenue
                                          Detroit, MI  48212
                                          Attention:  Richard E. Dauch

                  with a copy to:

                                          Baker & Hostetler
                                          3200 National City Center
                                          1900 East Ninth Street
                                          Cleveland, OH  44114
                                          Attention:  Albert T. Adams

                  If to GM:

                                          General Motors Corporation
                                          767 Fifth Avenue
                                          New York, NY  10153
                                          Attention:  Treasurer

                  with a copy to:

                                          Office of General Counsel
                                          New Center One Building
                                          3031 West Grand Boulevard
                                          P.O. Box 33122
                                          Detroit, MI  48232

or to such person or persons at such address or addresses as may be designated by the written notice of the applicable party to the other parties hereunder. Notice shall be deemed delivered at the time received for personal delivery, or five (5) business days after mailing when mailed at a United States post office box or branch office.

                  (c) This Agreement will be construed and interpreted in accordance with the internal substantive laws of the State of Michigan without regard to its conflicts of law rules.


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                  (d) This Agreement shall be amended only by a written
instrument duly executed and delivered by the party to be bound. No amendment to this Agreement which increases the obligations of any Party hereunder shall be effective against any Party unless it has been agreed to in writing by such Party.

                  (e) Section headings are for convenience only and will not be used in the interpretation hereof.

                  (f) This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together shall constitute one and the same document.

                  (g) AAM and GM each hereby irrevocably consents to the jurisdiction of the state and Federal courts located in Detroit, Michigan agrees that any action, suit or proceeding brought by or against GM or AAM hereunder or with respect hereto may be brought in any court in Michigan, and waives any objection which it may not or hereafter have to the choice of forum, whether personal jurisdiction, venue, forum non conveniens or on any other ground. AAM and GM each hereby irrevocably designates appoints and empowers the Secretary of State of the State of Michigan to receive for and on behalf of it service of process in the State of Michigan and further irrevocably consents to the service of process outside of the territorial jurisdiction of said courts by mailing copies thereof by registered or certified united States mail, postage prepaid, to its address as shown in Section (b) hereof with the same effect as if it were a resident of the State of Michigan and had been lawfully served in such state. Nothing in this Agreement shall affect the right to service of process in


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any other manner permitted by law. AAM and GM each further agree that final judgment against it (after all appeals are exhausted) in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the State of Michigan by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and the amount of such judgment.

                  (h) Unless the context otherwise requires: (i) a term has the meaning assigned to it; (ii) "or" is not exclusive; (iii) words in the singular include the plural, and words in the plural include the singular; (iv) "herein," "hereof," "hereto" and other words of similar import refer to this Agreement as a whole and not of any particular Section or other subdivision; and (v) any gender used in this Agreement shall be bound to include the neuter, masculine and feminine genders.

                  (i) To the extent that there is any conflict between the terms of this Agreement and the Asset Purchase Agreement, the Asset Purchase Agreement shall control.

                  IN WITNESS WHEREOF, the parties have executed this

Indemnification Agreement as of the date first above written.



GENERAL MOTORS CORPORATION                 AMERICAN AXLE & MANUFACTURING
                                              INC.


By:  /s/ John H. Monk Jr.                  By:  /s/ Richard E. Dauch
    --------------------------                  --------------------------

Its:  Finance Director                     Its:  President and CEO
     -------------------------                  --------------------------


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